Exhibit 23.5

                       CONSENT TO SERVE AS DIRECTOR
                                   OF
                       CAROLINA FIRST CORPORATION

I, David C. Wakefield, III, hereby consent to serve as a director of Carolina First Corporation in the "Class of 1995" with my term expiring in 1998 if elected director of Carolina First Corporation by the shareholders thereof at the Special Meeting related to the Merger of First Southeast Financial Corporation into Carolina First Corporation or if otherwise validly elected.

_______________________                         ___________________________
Date                                            David C. Wakefield, III




                     CONSENT TO SERVE AS DIRECTOR
                                  OF
                      CAROLINA FIRST CORPORATION

I, William R. Phillips, hereby consent to serve as a director of Carolina First Corporation in the "Class of 1996" with my term expiring in 1999 if elected director of Carolina First Corporation by the shareholders thereof at the Special Meeting related to the Merger of First Southeast Financial Corporation into Carolina First Corporation or if otherwise validly elected.

_____________________                            _________________________
Date                                             William R. Phillips




                          CONSENT TO SERVE AS DIRECTOR
                                       OF
                           CAROLINA FIRST CORPORATION

I, Vernon E. Merchant, Jr. hereby consent to serve as a director of Carolina First Corporation in the "Class of 1997" with my term expiring in 2000 if elected director of Carolina First Corporation by the shareholders thereof at the Special Meeting related to the Merger of First Southeast Financial Corporation into Carolina First Corporation or if otherwise validly elected.


_____________________                            _________________________
Date                                             Vernon E. Merchant, Jr.

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